Confidential ©2006 Catalina Marketing Corporation
Reproduce by written permission only
Consolidated Summary Balance Sheet
Consolidated Summary Balance Sheet
($ millions) ($ millions)
FY06 FY05
Assets Cash
28.1 $        116.2 $
A/R
63.1           58.7
Other curr. assets
21.9           20.4
Total current assets
113.1         195.3
Net PP&E
128.5         103.3
Goodwill
84.0           80.5
Patents, net
10.0           11.7
Other long term assets
1.5             2.0
Total Assets
337.1 $      392.8 $
Liabilities A/P
29.2 $        21.0 $
& Equity Accr. expenses
58.4           62.1
Short term debt
0.1             30.3
Def. revenue
29.0           28.5
Oth. curr. liab.
5.0             6.8
Total current liabilities
121.7         148.7
Long term debt
61.8           34.3
Oth. long term liab.
10.4           13.4
Stockholders' equity
143.2         196.4
Total Liab. and Stockholders' Equity
337.1 $      392.8 $
• Low debt balance
• Minimal working capital needs
Exhibit 99.3